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                                                                    EXHIBIT 21.1



                         THE SANTA CRUZ OPERATION, INC.
                           (A CALIFORNIA CORPORATION)


                                  SUBSIDIARIES


NAME OF SUBSIDIARY                                             PLACE OF INCORPORATION
The Santa Cruz Operation Pty. Limited                          New South Wales, Australia
SCO Canada, Company                                            Nova Scotia, Canada
The Santa Cruz Operation (France) SARL                         France
The Santa Cruz Operation (Deutschland) GmbH                    Germany
The Santa Cruz Operation (Italia) Srl                          Italy
The Santa Cruz Operation Limited                               UK
The Santa Cruz Operation de Mexico, S. DE R.L. DE C.V.         Mexico
The Santa Cruz Operation (Asia) Ltd.                           Delaware
SCO Foreign Sales Corporation                                  U.S. Virgin Islands
SCO, Kabushiki Kaisha                                          Japan
The Santa Cruz Operation Latin America, Inc.                   Delaware
Nihon SCO Limited                                              Japan